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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Sahara Pavilion North U.S., Inc., a Nevada corporation

Pan Pacific Development (Chino), Inc., a Delaware corporation

Pan Pacific Development (Kentucky), Inc., a Kentucky corporation

Pan Pacific Development (New Mexico), Inc., a New Mexico corporation

Pan Pacific Development (Olympia Square), Inc., a Washington corporation

Pan Pacific Development (Rosewood), Inc., a California corporation

Pan Pacific Development (Tennesee), L.P., a Delaware limited partnership

Pan Pacific Development (Tennessee) Acquisition, Inc., a Delaware corporation

Melrose Village Plaza Partners, a California partnership

North Coast Health Center, a California joint venture partnership

Pan Pacific (Clackamas), Inc., a Delaware corporation

Pan Pacific (Portland), LLC, a Delaware limited liability company

Maysville Marketsquare Associates L.P., a Kentucky limited partnership

Pan Pacific (Clackamas), LLC, an Oregon limited liability company

Pan Pacific (Sunset Mall), LLC, an Oregon limited liability company